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EXHIBIT 16.1    LETTER OF PACKER, THOMAS & CO.  RE:  CHANGE IN ACCOUNTANTS
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                                                                    Exhibit 16.1


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

        We have read the section titled "Change in Accountants" set forth in the Prospectus which is a part of Pre-effective Amendment No. 3 to the Registration Statement on Form S-1 of First Place Financial Corp. relating to the change of independent auditors made on June 29, 1998. With respect to the comments made in such section, we agree with the statements contained therein.




                                                        /s/ Packer, Thomas & Co.
                                                            Packer, Thomas & Co.


Warren, Ohio

November 10, 1998